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                                                                       Exhibit 6

                              EMPLOYMENT CONTRACT

              THIS AGREEMENT made as of the     day of October, 1998,

B E T W E E N :

                           JOHN EINARSEN, of the State of Illinois

                           (hereinafter called the "Employee")

                                                              OF THE FIRST PART

A N D :

                           TELECOM CORPORATION OF CHICAGO, a
                           corporation incorporated under the laws of the State of Illinois

                           (hereinafter called the "Employer")

                                                             OF THE SECOND PART

A N D :

                           OFFICELAND INC., a corporation incorporated under the laws of the Province of Ontario

                           (hereinafter called the "Officeland")

                                                              OF THE THIRD PART

             NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereby mutually covenant and agree as follows:

ARTICLE 1.00 - EMPLOYMENT

1.1 The Employer hereby agrees to employ the Employee in the capacity of Vice-President under the direction of its board of directors and/or the board of directors of Officeland and the Employee agrees to accept such employment upon the terms and conditions hereinafter set forth.


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1.2 For good and valuable consideration, the receipt of which is hereby acknowledged by Officeland, Officeland hereby guarantees the performance by the Employer of its obligations to the Employee hereunder. The Employee agrees that at the option of Officeland, exercisable at any time and from time to time, any one or more of the references hereunder to the Employer shall apply equally or in the alternative to Officeland, either in whole or in part, as may be determined by Officeland, such that Officeland shall be entitled to the benefit of and to exercise all of the rights of the Employer hereunder either together with or in the place and stead of the Employer.

ARTICLE 2.00 - TERM

2.1 The term of employment of the Employee hereunder shall be for a period
commencing on October   , 1998 (the "Commencement Date") and expiring on
November 30, 2001 unless terminated at an earlier time in accordance with the provisions of this Agreement (the "Term").

2.2 If, within ninety (90) days prior to the expiration of the Term, the Employer and the Employee are unable to agree upon the terms of renewal of this Agreement then this Agreement shall be at an end upon the expiration of the Term.

ARTICLE 3.00 - OBLIGATIONS OF THE EMPLOYEE

3.1 During the Term and any renewal thereof, the Employee shall perform the reasonable and lawful acts and duties required by the board of directors of the Employer and/or by the board of directors of Officeland to be performed by the Employee, which acts and duties shall not be inconsistent with the acts and duties required to be performed by persons occupying similar positions in businesses of similar nature and size.

3.2 The Employee shall devote his full time and attention to the business and affairs of the Employer.

3.3 Subject to the approval of the Board of Directors of the Employer, the Employee shall have the authority to hire, discharge and set the compensation for the employees of the Employer (other than the compensation of the Employee).

ARTICLE 4.00   -  COMPENSATION

             The Employer shall pay to the Employee compensation for services rendered on the following terms and conditions:

4.1 The Employer shall pay as salary, during the first year of the Term, commencing on the Commencement Date, the amount of One Hundred and Fifty Thousand Dollars ($150,000)

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payable in equal weekly instalments in arrears or in such other periodic instalments as may from time to time be mutually agreed upon by the Employer and the Employee.

4.2 The salary paid to the Employee shall be reviewed sixty (60) days prior to each anniversary of the Commencement Date and shall be adjusted effective on each such anniversary date at such rate and on such terms as shall be mutually agreed upon by the Employee and the Employer; provided that for any year or portion thereof following the first year of this Employment Agreement, in no event shall the salary paid to the Employee (pro rata for any period less than a year) be less than the salary paid to the Employee in the immediately preceding year, nor shall such salary, in any year (pro rata for any period less than a year), be less than the salary payable to any of the Senior Management Officers of Officeland Inc. In this Agreement, the term "Senior Management Officers of Officeland Inc." means, collectively, Marvyn Budd, Ronald Faust and Edwin (Ted) Lax.

4.3 The Employer shall provide, as an additional benefit by way of compensation (the "Additional Benefits"), participation in any group benefit plan ordinarily maintained by the Employer for salaried employees, to the levels provided by, and in accordance with the Employer's usual policy, including medical plan, dental plan or any other type of plan adopted by the Employer for the benefit of its salaried employees.

4.4 In addition, the Employer shall provide the following to the Employee in respect of the services to be performed hereunder:

         (a) reimbursement of all out-of-pocket expenses properly incurred by the Employee in connection with his employment including, without limitation, all travelling and promotional expenses;

         (b) an annual automobile allowance in the amount of Ninety-Six Hundred Dollars ($9,600) and the reimbursement of all reasonable business expenses pertaining to the use of an automobile;

         (c) an annual country club allowance in the amount of Seventy-Five Hundred Dollars ($7,500); and

         (d) payment of membership dues and fees of the Employee in such other clubs and organizations as may be mutually agreed upon by the parties hereto.

ARTICLE 5.00 - CONFIDENTIALITY

5.1 During the Term and any renewal thereof, the Employee will exert his best efforts to promote the interests of the Employer. The Employee shall not, either before or after the termination of this engagement, disclose any confidential information respecting the business of


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the Employer or its customers, or make known any trade secrets of the Employer to which he was given access by the Employer, either during the period of this engagement or afterwards.

5.2 Upon the termination of his employment, regardless of the time, manner or cause of termination, the Employee agrees to surrender to the Employer all lists, books and records of or relating to the Employer and all other property belonging to the Employer.

ARTICLE 6.00 -  NON-COMPETITION

6.1 The Employee agrees that if his employment is terminated for any reason whatsoever in accordance with the provisions of this Agreement, he will not, during the period commencing on the date of such termination and ending on the second anniversary of the date of such termination,

         (a) within North America, by himself, or in partnership with or in conjunction with or as an employee, officer, director, manager or agent of any other person, firm or corporation or in any other capacity whatsoever, either directly or indirectly, undertake, carry on or be engaged in or have any financial interest in, or in any other manner advise or assist any person, firm or corporation other than the Employer or pursuant to any agreement be engaged in or interested in any business within the geographical area restricted as aforesaid, directly or indirectly, competitive with the business of the Employer; or

         (b) interfere with or prejudice in any way the business relationship between the Employer and its customers and suppliers who were customers and suppliers of the Employer at the date of termination of the Employee's employment, including, without limiting the generality of the foregoing, soliciting or assisting any other person to solicit, for the benefit of any person other than the Employer, any such supplier of the Employer with a view to requesting, inducing or persuading such suppliers to supply merchandise, goods and/or services to any person other than the Employer, identical or similar to the Employer; or solicit or assist any other person to solicit, for the benefit of any person other than the Employer, any such customer of the Employer with a view to requesting, inducing or persuading such customer to purchase merchandise, goods and/or services from any person other than the Employer, identical or similar to the merchandise, goods and/or services supplied by the Employer to such customer .

6.2 The covenants agreed to and contained in this Article or part hereof are each separate and distinct from every other covenant set forth in this Agreement and it is agreed that if any court of competent jurisdiction adjudges that the whole or any part of this Article is void or unenforceable then such part shall be severable from and shall not render unenforceable the remainder of this Article and this Agreement.


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6.3 The parties recognize and acknowledge that neither the Employer nor the
Employee has an adequate remedy in the event that the Employee violates any of the covenants under this Article and each of them acknowledge that the covenants and conditions of the Employee are reasonable and necessary for the protection of the business of the Employer and therefore the Employer shall be entitled to injunctive relief in the event of any violation by the Employee of any such covenant or covenants. Without limiting the generality of the foregoing, the Employee acknowledges and agrees that the Employee's covenants in this Article 6.00 form a substantive part of the consideration and inducement to Officeland to enter into a Stock Purchase Agreement effective as of October 9, 1998 with the Employee pursuant to which Officeland agreed to purchase all of the issued and outstanding shares of the Employer.

ARTICLE 7.00 - TERMINATION

7.1 The Employer may terminate this Agreement at any time for just cause without any period of notice or compensation in lieu of notice, but upon written notice to the Employee setting out, with reasonable particularity, the circumstances constituting the basis for the termination for just cause. Without limiting the generality of the foregoing, the occurrence of any one of the following shall be deemed to constitute just cause:

         (a)      the death of the Employee; or

         (b) the commission by the Employee of any fraud or theft against the Corporation; or

         (c) the commission by the Employee of any other criminal offence which is incompatible with his role as an employee of the Corporation and which results in the Employee being convicted and incarcerated in respect thereof for a period of thirty
                  (30) days or more; or

         (d) the wilful disregard or failure of the Employee to perform those obligations which are within the Employee's control and which are the essence hereof and such wilful disregard or failure continues unremedied after thirty (30) days' written notice thereof with particulars has been given to the Employee; or

         (e) the Employee is mentally or physically disabled and is unable to perform his duties hereunder for a period of four (4) consecutive months or six (6) months, in the aggregate, in any twelve (12) month period.

7.2 In the event that the employment of the Employee is terminated for just cause, he, or his personal representative, shall only be paid the agreed salary and Additional Benefits or appropriate portion thereof and expenses up to the date of termination of this Agreement and he shall have no further claim against the Employer for compensation of any kind whatsoever.


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7.3 Without in any way limiting the Term or duration of this Agreement, the parties hereto covenant and agree that, subject to the right of the Employer to terminate this Agreement for just cause, neither party will give notice of termination to the other prior to the second anniversary of the Commencement Date.

7.4 On or after the second anniversary of the Commencement Date, the Employer may terminate this Agreement for any reason upon payment to the Employee, in addition to any amounts then owing to the Employee pursuant to this Agreement, of an amount equal to the aggregate amount of remuneration payable to the Employee pursuant to section 4.1 hereof for the unexpired balance of the Term together with an amount equal to the aggregate of all amounts to which the Employee would have been entitled by way of Additional Benefits had he remained an employee of the Employer to the end of the Term.

7.5 On or after the second anniversary of the Commencement Date, the Employee may terminate this Agreement upon giving reasonable written notice to the Employer; however, upon receiving such notice, the Employer may, at its option, exercisable at any time during the said notice period, choose to accept the resignation of the Employee as being effective at a date within such notice period chosen by the Employer and to provide reasonable compensation to the Employee in compensation for the remaining portion of the notice period.

ARTICLE 8.00 - SEVERABILITY

8.1 In the event that any article or paragraph of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of the provisions hereof, but such part shall be fully severable, and this Agreement. shall be construed and enforced as if such invalid or unenforceable part had not been included herein, and the parties do hereby agree that they would have signed this Agreement without such invalid or unenforceable part.

ARTICLE 9.00 - VACATIONS

9.1 The Employee shall be entitled to five (5) weeks' paid vacation in each year, provided that no more than two (2) consecutive weeks' vacation shall be taken at any one time nor more than two (2) weeks in the aggregate in any thirty (30) day period except as may be mutually agreed between the Employer and the Employee.


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ARTICLE 10.00 - GENERAL PROVISIONS

10.1 Any notice or writing required or permitted to be given hereunder for the purposes hereof, shall be sufficiently given, if delivered to the party to whom it is given or mailed by prepaid registered mail, addressed to such party as follows:

         (a)      to the Employee at:                o

         (b)      to the Employer at:                312 Dolomite Drive
                                                     Downsview, Ontario
                                                     M3J 2N2

or at such other address as the party to whom such writing is to be given shall have last notified the other party giving the same in the manner provided in this subarticle. Any notice or writing mailed as aforesaid shall be deemed to have been given and received on the fourth (4th) business day next following the date of its mailing. Any notice or writing delivered by the party hereto, to whom it is addressed, shall be deemed to have been given and received on the day it is delivered, provided that if such day is not a business day then the notice or writing shall be deemed to have been given and received on the business day next following such date.

10.2 This Agreement shall be interpreted and governed in accordance with the laws of the State of Illinois.

10.3 Time shall be of the essence of this Agreement and every part hereof.

10.4 This Agreement shall constitute the entire agreement between the parties hereto with respect to all the matters herein, and its execution has not been induced by, nor do any of the parties hereto rely upon, or regard as material, any representations or writings whatsoever, not incorporated herein and this Agreement shall not be amended, altered or qualified except by memorandum in writing signed by all the parties hereto.

10.5 Unless otherwise expressly provided herein, all dollar amounts referred to in this Agreement are expressed in U.S. funds.

10.6 Neither this Agreement or any rights or obligations hereunder shall be assignable by either party hereto without the prior written consent of the other party. Subject thereto, this Agreement shall enure to the benefit and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.


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10.7 The parties hereto shall do such things and sign such documents as may be necessary or desirable to give full effect and force to this Agreement.

             IN WITNESS WHEREOF the Employee hereto has hereunto set his hand and seal, and the Employer hereto has hereunto caused to be affixed its corporate seal duly attested to by the hands of its proper signing officers authorized in that behalf, the date first above written.

SIGNED, SEALED AND DELIVERED               )
         in the presence of                )
                                           )        /S/ John Einarsen
                                           )        ----------------------------
                                           )        JOHN EINARSEN
                                           )


                                                    TELECOM CORPORATION OF
                                                    CHICAGO

                                                    Per: /S/ Marvyn Budd
                                                         -----------------------
                                                         Marvyn Budd, President

                                                    OFFICELAND INC.

                                                    Per: /S/ Marvyn Budd
                                                         -----------------------
                                                         Marvyn Budd, President

                                                    Per: /S/ Christopher Walker
                                                         -----------------------
                                                         Christopher Walker,
                                                         Assistant Secretary